Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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INSEEGO CORP.

(Name of Registrant as Specified in Its Charter)

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2025 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 29, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Inseego Corp., a Delaware corporation (the “Company”). The Annual Meeting will be held on September 10, 2025, at 10:00 a.m. Pacific Time, at the Company’s corporate offices located at 9710 Scranton Road, Suite 200, San Diego, California 92121.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the meeting, please vote online, by telephone or, if you requested printed copies of these materials, by signing and returning your proxy card. If you hold your shares through an account with a broker, dealer, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We hope that you will be able to attend the Annual Meeting.

Sincerely,

Juho Sarvikas
Chief Executive Officer

9710 Scranton Road, Suite 200 San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	September 10, 2025

Time	10:00 a.m. Pacific Time

Location	Inseego Corp. 9710 Scranton Road, Suite 200 San Diego, California 92121

Items of Business	(1)	Elect two directors to serve until the 2028 annual meeting of stockholders;

	(2)	Ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

	(3)	Hold an advisory vote to approve the compensation of our named executive officers, as presented in the proxy statement accompanying this notice;

	(4)	Transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

Record Date	Close of business on July 17, 2025

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 10, 2025: The Notice of Annual Meeting of Stockholders, Proxy Statement and the Company’s 2024 Annual Report are available at www.inseego.com/proxymaterials.

By Order of the Board of Directors,

Kurt E. Scheuerman
Corporate Secretary

July 29, 2025

San Diego, California

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting of Stockholders

Time and Date	10:00 a.m., Pacific Time on September 10, 2025

Location	Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121

Record Date	Close of business on July 17, 2025

Voting	Stockholders of record as of the Record Date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

Entry	Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company’s common stock and valid picture identification, such as a driver’s license or passport. If your shares are held through an account with a broker, dealer, bank or other nominee, you will need a recent brokerage account statement or letter from your broker, dealer, bank or other nominee reflecting stock ownership as of the Record Date. If you do not have both proof of ownership of the Company’s common stock and valid picture identification, you may not be admitted to the Annual Meeting. If you need directions to the Annual Meeting so that you may attend or vote in person, please contact Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121, Attention: Secretary, or contact the Company’s Secretary by telephone at (858) 812-3400.

Voting and Board Recommendations

The Board of Directors of the Company (the “Board”) is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.

	Proposal	Board Recommendation
1	Election of Directors	FOR all nominees
2	Ratification of the Appointment of CBIZ CPAs P.C. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	FOR
3	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR

If you are a holder of record on the Record Date, you can vote your shares:

:	By Internet. By logging onto the secure website included on the proxy card or voting instruction form and following the instructions provided.	(	By Telephone. By calling the telephone number listed on the proxy card or voting instruction form and following the instructions provided by the recorded message.

+	By Mail. If you requested printed copies of these materials, by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the Annual Meeting.	I	At the Meeting. By voting in person at the Annual Meeting (if you satisfy the admission requirements, as described above). Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting

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INSEEGO CORP.

9710 Scranton Road, Suite 200

San Diego, California 92121

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

What is the purpose of this proxy statement?

This proxy statement (the “Proxy Statement”) is being furnished to you on behalf of the Board to solicit your proxy to vote at the Company’s Annual Meeting of Stockholders to be held on September 10, 2025, at 10:00 a.m., Pacific Time, at the Company’s corporate offices located at 9710 Scranton Road, Suite 200, San Diego, California 92121. As permitted by the SEC, we are making this Proxy Statement and our 2024 Annual Report available to our stockholders electronically via the Internet. On or about July 29, 2025, we are mailing to most of our stockholders the Notice in lieu of a printed copy of the proxy materials. All stockholders who have previously requested a printed copy of the Company’s proxy materials will continue to receive a printed copy of the proxy materials. All other stockholders will not receive a printed copy of the proxy materials unless one is requested.

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock as of the close of business on July 17, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. If your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, at the close of business on the Record Date, then you are a holder of record and are entitled to notice of, and to vote at, the Annual Meeting. If your shares were not directly held in your name, but were held through an account with a broker, dealer, bank or other nominee at the close of business on the Record Date, then your shares are held in “street name” and the organization holding your account is considered the holder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your broker, dealer, bank or other nominee on how to vote your shares and are invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, dealer, bank or other nominee.

How many votes do I have?

Each holder of record as of the Record Date is entitled to one vote for each share of common stock held by such holder on the Record Date.

What will constitute a quorum at the Annual Meeting?

Holders of a majority of the shares of our outstanding common stock entitled to vote at the Annual Meeting must be present at the Annual Meeting, in person or by proxy, to constitute a quorum, which is necessary to conduct the Annual Meeting. Your shares will be counted toward the quorum if you submit a properly executed proxy or are present and vote at the Annual Meeting. In addition, votes withheld from the director nominees, abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker, dealer, bank or other nominee holding shares for a beneficial owner submits a proxy for a meeting but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If there is no quorum, then either the chairman of the meeting or the holders of a majority in voting power of the shares of common stock that are entitled to vote at the meeting, present in person or by proxy, may adjourn the meeting until a quorum is present or represented.

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What matters will be considered at the Annual Meeting and what are the Board’s recommendations on how I should vote my shares?

Below are the matters to be voted upon and the Board’s recommendations:

	Proposal	Board Recommendation
1	Election of Two Directors	FOR all nominees
2	Ratification of the Appointment of CBIZ CPAs P.C. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2025	FOR
3	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR

How do I cast my vote?

If you are a holder of record on the Record Date, you can vote your shares:

I	At the Meeting. By voting in person at the Annual Meeting (if you satisfy the admission requirements, as described above). Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

(	By Telephone. By calling the telephone number listed on the proxy card or voting instruction form and following the instructions provided by the recorded message.

:	By Internet. By logging onto the secure website listed on the proxy card or voting instruction form and following the instructions provided.

+	By Mail. If you requested printed copies of these materials, by completing, signing, dating and promptly returning the proxy card in the postage-paid return envelope provided with the proxy materials for receipt prior to the Annual Meeting.

If you submit a valid proxy to us before the Annual Meeting, we will vote your shares as you direct (unless your proxy is subsequently revoked in the manner described below).

If your shares are held in “street name,” your broker, dealer, bank or other nominee will provide you with instructions on how to vote your shares. To be sure your shares are voted in the manner you desire, you should instruct your broker, dealer, bank or other nominee on how to vote your shares.

Instructing your broker, dealer, bank or other nominee how to vote your shares is important due to the stock exchange rule that prohibits your broker, dealer, bank or other nominee from voting your shares with respect to certain proposals without your express voting instructions.

If you hold your shares in “street name” and wish to attend the Annual Meeting and vote your shares in person, you must obtain a valid proxy from your broker, dealer, bank or other nominee.

Can I revoke my proxy?

Yes. However, your presence at the Annual Meeting will not automatically revoke your proxy. If you are a registered holder, you may change or revoke your proxy at any time before a vote is taken at the Annual Meeting by giving notice to the Company’s Secretary in writing during the Annual Meeting or in advance of the Annual Meeting by executing and forwarding to the Company’s Secretary a later-dated proxy or by voting a later proxy over the telephone or the Internet. If your shares are held in “street name,” you should check with the broker, dealer, bank or other nominee that holds your shares to determine how to change or revoke your vote.

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What if I return a signed proxy card but do not provide voting instructions?

All properly submitted proxies, unless revoked in the manner described above, will be voted at the Annual Meeting in accordance with your instructions on the proxy. If a properly executed proxy gives no specific voting instructions, the shares of common stock represented by such proxy will be voted in accordance with the recommendation of the Board, as described above. If any other matter is properly presented at the Annual Meeting, the shares of common stock represented by any properly executed proxy with no specific voting instructions will be voted at the discretion of the proxy holders.

How many votes are required to approve each proposal?

Proposal 1. Assuming that a quorum is present, the directors will be elected by a plurality of the votes cast by holders of shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. This means that the nominees with the most “FOR” votes will be elected. Shares subject to a “WITHHOLD” vote will have no effect on the election’s outcome, because the candidates who receives the highest number of “FOR” votes are elected, and when candidates run unopposed, they only need a single “FOR” vote to be elected. However, under our Corporate Governance Guidelines, in an uncontested election, the Board will nominate for election or re-election as a director only candidates who agree to tender, prior to being nominated, irrevocable resignations that will be effective if such director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting. If a director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting, the remaining Board members will determine whether to accept the resignation. See Corporate Governance — Plurality Plus Voting for Directors; Director Resignation Policy below. Broker non-votes will have no effect on Proposal 1.

Proposal 2. Assuming that a quorum is present, the ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote on the subject matter. Abstentions will have the same effect as votes against Proposal 2. Proposal 2 is considered a routine matter under applicable rules. A broker, dealer, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2.

Proposal 3. Assuming that a quorum is present, the advisory vote to approve the compensation of our named executive officers, as presented in this Proxy Statement, will require the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or by proxy, and entitled to vote on the subject matter. Abstentions will have the same effect as votes against Proposal 3. Broker non-votes will have no effect on Proposal 3.

What happens when multiple stockholders share an address?

A number of brokers with account holders who are stockholders of the Company will be “householding” our proxy materials. A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your broker and direct a written request to Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121, Attention: Secretary, or contact the Company’s Secretary by telephone at (858) 812-3400. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of future communications should contact their broker. In addition, upon written or oral request to the address or telephone number set forth above, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of the documents was delivered.

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What does it mean if I received more than one proxy card?

If you requested printed copies of these materials and you received more than one proxy card, your shares are likely registered in more than one name or are held in more than one account. Please complete, sign, date and promptly return each proxy card to ensure that all of your shares are voted.

Who will bear the costs of soliciting votes for the Annual Meeting?

Our Board is soliciting the accompanying proxy, and the Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies virtually or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting. If our final voting results are not available within four business days after the Annual Meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 10, 2025

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The Notice of Annual Meeting of Stockholders, this Proxy Statement and the 2024 Annual Report are available at www.inseego.com/proxymaterials.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following such election. There are currently six directors serving on the Board and two directors whose terms of office are scheduled to expire at the upcoming Annual Meeting.

The Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”) has recommended that Brian Miller and George Mulhern each be elected to serve a three-year term expiring at the 2028 annual meeting of stockholders. Messrs. Miller and Mulhern are both incumbent directors. No arrangement or understanding exists between Messrs. Miller or Mulhern and any other person, pursuant to which they were selected as director nominees.

Assuming that a quorum is present, directors are elected by a plurality of the votes cast by holders of shares of our outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. In accordance with our Corporate Governance Guidelines, director nominees agree to tender an irrevocable resignation that will be effective only if such director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting. If a director nominee receives more “WITHHOLD” votes than “FOR” votes at the Annual Meeting, the remaining Board members will determine whether to accept the resignation. Broker non-votes will have no effect on this proposal. Proxies cannot be voted for a greater number of persons than one, the number of nominees named above.

This section contains information about the director nominees and the directors whose terms of office continue after the Annual Meeting.

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Nominees to be Elected for a Term Expiring at the 2025 Annual Meeting of Stockholders

Brian Miller	Director since January 2025

Mr. Miller, age 59, was appointed to the Board in January 2025. He previously served on the Board from August 2018 to 2021. Mr. Miller has served as Chief Investment Officer of North Sound Partners, a family office based in Greenwich, Connecticut, since August 2012. Through North Sound Associates, the partnership invests in alternative investment strategies which can include hedge funds, private equity, and venture capital funds. Mr. Miller has also served as General Partner of North Sound Ventures, which invests directly in early stage growth companies, since August 2012. From 1991 to July 2012, Mr. Miller held various positions with Elliott Associates (“Elliott”), a hedge fund based in New York. When Mr. Miller retired from Elliott in July 2012, he was one of four equity partners and held the title of Chief Trading Officer. He was a member of Elliott’s Management Committee and also served on the Valuation and Risk Committees. Mr. Miller’s responsibilities encompassed all of global trading, including structured products, commodities, fixed-income arbitrage and portfolio protection strategies. Prior to starting with Elliott in August 1991, Mr. Miller was a Vice President at Yamaichi International where he specialized in arbitrage strategies. Mr. Miller received a Bachelor of Science degree in Economics from the University at Albany in 1988. Mr. Miller is a Chartered Financial Analyst and received his C.F.A. designation in 1992. Mr. Miller previously served on the Board of the Manhattan Institute for Policy Research in NYC and also served on the board of Avatex Corporation, a publicly listed company. Mr. Miller has a strong financial background, including private equity and hedge fund investment experience. His expertise in evaluating business and investment opportunities across numerous industries, and his ability to think creatively in considering ways to maximize long-term shareholder value provide a valuable background for him to serve as a member of our Board.

George Mulhern	Director since May 2025

Mr. Mulhern, age 68, was appointed to the Board in May 2025. Mr. Mulhern served as the Senior Vice President and Global Business Unit Manager of Ericsson Enterprise Wireless Solutions from 2020 until his retirement in 2023. From 2011 to 2020, Mr. Mulhern served as Chairman and CEO of Cradlepoint, Inc., a provider of cloud orchestrated wireless wide-area networking solutions. Before joining Cradlepoint, Mr. Mulhern served in various leadership roles at Hewlett Packard for over 20 years, including serving as Senior Vice President and Global Business Unit Manager for several different business units. Mr. Mulhern serves on the board of directors for the Idaho Technology Council and as an Independent Director of Cambia Health Solutions and Regence Blue Shield of Idaho. He also serves on the Board of Directors of Tracer, an AI-powered online brand protection company. Mr. Mulhern received both a Bachelors and a Masters degree in Business Administration from San Jose State University. Mr. Mulhern’s extensive background building and managing leading wireless technology companies provide a valuable background for him to serve as a member of our Board.

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Directors with Terms Expiring at the 2026 Annual Meeting of Stockholders

James B. Avery	Director since August 2018

Mr. Avery, age 61, was appointed to the Board in August 2018 pursuant to the terms of that certain Securities Purchase Agreement, dated August 6, 2018, by and among the Company, North Sound Trading, L.P. and Golden Harbor Ltd. Mr. Avery joined Tavistock Group in July 2014 and is currently a Senior Managing Director. From 2003 to June 2014, Mr. Avery was a Managing Director and Co-Founder of GCA Savvian, a boutique investment bank, in addition to holding the position of Representative Director for GCA Corporation, GCA Savvian’s parent company publicly traded on the Tokyo Stock Exchange. Prior to GCA Savvian, Mr. Avery spent 10 years at Morgan Stanley, working in the New York and Silicon Valley offices where he advised clients across a number of industries on strategy, merger & acquisitions and capital market transactions. Mr. Avery has also held roles at Edward M. Greenberg Associates, Burson-Marsteller, Westdeutsche Landesbank, and Republic National Bank of New York. Mr. Avery received his Bachelor of Science in Finance from Miami University. Mr. Avery’s management background and expertise in strategic corporate matters and capital markets provide a valuable background for him to serve as a member of our Board, as Chairman of our Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), and as a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Audit Committee of the Board (the “Audit Committee”).

Jeffrey Tuder	Director since June 2017

Mr. Tuder, age 52, was appointed to the Board in June 2017. Mr. Tuder is the Founder and Managing Member of Tremson Capital Management, LLC since April 2015. Mr. Tuder is also Chief Executive Officer of Concord Acquisition Corp II. Prior to founding Tremson, he held investment roles at KSA Capital Management, LLC and at JHL Capital Group, LLC. Previously, Mr. Tuder was a Managing Director of CapitalSource Finance, LLC, and was a member of the private equity investment team at Fortress Investment Group, LLC. Mr. Tuder began his career in various investment capacities at Nassau Capital and ABS Capital Partners. Mr. Tuder currently serves on the board of directors of GCT Semiconductor Holding, Inc. (NASDAQ: GCTS). Mr. Tuder previously served on the board of directors of MRV Communications, Inc., Seachange International, Unico American, and NamTai Property. Mr. Tuder also has served as a director of a number of privately held companies. Mr. Tuder received a Bachelor of Arts degree from Yale College. Mr. Tuder’s private equity and hedge fund investment experience, his expertise in evaluating both public and private investment opportunities across numerous industries, and his ability to think creatively in considering ways to maximize long-term shareholder value provide a valuable background for him to serve as a member of our Board, as Chair of our Audit Committee, Chair of the Compensation Committee, and as a member of the Nominating and Corporate Governance Committee.

Directors with Terms Expiring at the 2027 Annual Meeting of Stockholders

Christopher Harland	Director since October 2019

Mr. Harland, age 67, was appointed to the Board in October 2019. Mr. Harland is a Partner in the Strategic Advisory Group at PJT Partners, based in New York. Prior to joining PJT Partners, Mr. Harland spent 32 years at Morgan Stanley. From 2008 to March 2015, Mr. Harland served as Chairman and Regional Head of Morgan Stanley Latin America and was also a member of the Management Committee and International Operating Committee. Under his leadership, Morgan Stanley significantly expanded the scope of its operations in Brazil and Mexico and opened new offices in Peru, Colombia and Chile. Before assuming responsibility for Latin America, Mr. Harland was Global Head of the Media and Communications Investment Banking Group from 1996 to 2007. In this capacity he advised many leading media and communications companies on a variety of acquisitions, divestitures and corporate financings. He is a trustee of the New York Studio School, a director of Round Hill Developments and a member of the Council on Foreign Relations. Mr. Harland graduated magna cum laude from Harvard College, attended Oxford University and received a Master of Business Administration from Harvard Business School where he was a George F. Baker Scholar. Mr. Harland’s expertise in capital markets provides a valuable background for him to serve as a member of our Board, and as a member of the Audit Committee.

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Juho Sarvikas	Director since January 2025

Mr. Sarvikas, age 43, has served as the Company’s Chief Executive Officer and as a member of the Board since January 2025. Prior to joining the Company, served as president of North America for Qualcomm Incorporated, a leading global provider of connected computing technologies, from April 2021 to December 2024. Prior to Qualcomm, Mr. Sarvikas served as Chief Product Officer of HMD Global from December 2016 to April 2021, and as President North America from May 2020 to April 2021. Before joining HMD Global, he led Nokia’s feature phone business under Microsoft and held various leadership roles at Nokia for eight years prior to Microsoft’s acquisition of its smartphone business. Mr. Sarvikas holds a Master of Science degree in Industrial Engineering from Lappeenranta University of Technology in Finland. Mr. Sarvikas’s substantial experience in the wireless communications industry, gained from senior executive positions at leading global corporations, and his unique understanding of our operations, opportunities and challenges, provide a particularly relevant and informed background for him to serve as a member of our Board.

Board Recommendation

In the vote on the election of each director nominee, stockholders may:

•	Vote FOR the nominee; or
•	WITHHOLD authority to vote for the nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

Director Independence

Under the NASDAQ listing requirements, a majority of the members of our Board must be independent. The Board has determined that Messrs. Avery, Harland, Miller, Mulhern and Tuder are each “independent” of the Company and management within the meaning of the NASDAQ listing requirements. Mr. Sarvikas is not “independent” under the NASDAQ listing requirements because he is currently serving as the Company’s Chief Executive Officer.

Director Nominations

Qualifications. The Nominating and Corporate Governance Committee considers several factors in its evaluation of director candidates, including the members of the Board eligible for re-election. These factors include relevant business experience, expertise, character, judgment, length of potential service, diversity, independence, other commitments and the current needs of the Board and its committees. In the case of incumbent directors, the Nominating and Corporate Governance Committee also considers a director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance.

While the Nominating and Corporate Governance Committee has not established specific criteria related to a director candidate’s education, experience level or skills, it expects qualified candidates will have appropriate experience and a proven record of business success and leadership.

Retirement Policy. The Nominating and Corporate Governance Committee has adopted a retirement policy that provides that a non-management director will not be nominated for a term that would begin after such director’s 72nd birthday. The policy enables the Board to approve the nomination of a non-management director after the age of 72 if, due to special or unique circumstances, it is in the best interest of the Company and its stockholders that such director continue to be nominated for re-election to the Board.

Stockholder Recommendations and Nominations. The Nominating and Corporate Governance Committee considers recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by an individual director or the Nominating and Corporate Governance Committee.

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In order to nominate a person for election at our next annual meeting of stockholders, a stockholder must provide timely notice in proper form and delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the 120th day nor later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after such anniversary date, the recommendation must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting of stockholders and not later than the close of business on the 90th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting of stockholders was first made. A stockholder’s notice recommending a candidate must include the following:

•	As to each Nominating Person (as defined below):

(i)	the name and address of such Nominating Person (including, if applicable, the name and address that appear on the Company’s books and records); and

(ii)	the class or series and number of shares of the Company’s common stock that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Nominating Person;

•	As to each Nominating Person, any Disclosable Interests (as defined in Section 5(c)(ii) of the Amended and Restated Bylaws of the Company (the “Bylaws”));

•	As to each Nominating Person:

(i)	a representation that the Nominating Person is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the recommendation;

(ii)	a representation as to whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the recommendation and/or (2) otherwise to solicit proxies or votes from stockholders in support of the recommendation;

(iii)	a representation that the Nominating Person, in proposing business in accordance with the Bylaws, shall comply with the Exchange Act, including the Universal Proxy Rules adopted thereunder; and

•	As to each person whom a Nominating Person proposes to nominate for election as a director:

(i)	all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)	a description of all direct and indirect compensation and other material agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective associates or any other participants in such solicitation, and any other persons with whom such proposed nominee (or any of his or her respective associates or other participants in such solicitation) is Acting in Concert (as defined in Section 5(c) of the Bylaws), on the other hand; and

(iii)	a completed and signed questionnaire, representation, and agreement as provided in Section 6(h) of the Bylaws.

For purposes of this Proxy Statement, the term “Nominating Person” shall mean:

(i)	the stockholder providing the notice of the nomination proposed to be made at the meeting;

(ii)	the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made;

(iii)	any participant with such stockholder or beneficial owner in such solicitation or associate of such stockholder or beneficial owner; and

(iv)	any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is Acting in Concert (as defined in Section 5(c) of the Bylaws).

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The Nominating Person’s notice must be signed and delivered to Inseego Corp. c/o Secretary, 9710 Scranton Road, Suite 200, San Diego, California 92121.

Plurality Plus Voting for Directors; Director Resignation Policy

Our Corporate Governance Guidelines contain a “plurality plus” voting standard for the election of directors. Pursuant to our Bylaws, directors are elected by a plurality of the votes cast at a meeting of stockholders. However, the “plurality plus” voting standard provides that, in an uncontested election (that is, an election where the number of persons properly nominated to serve as directors does not exceed the number of directors to be elected), the Board will nominate for election or re-election as a director only candidates who agree to tender, prior to being nominated, irrevocable resignations that will be effective if (i) the candidate receives more “WITHHOLD” votes than “FOR” votes at an annual meeting at which they are elected, and (ii) the Board accepts the resignation.

If a director receives more “WITHHOLD” votes than “FOR” votes at an annual meeting at which he or she is elected, the Nominating and Corporate Governance Committee will act on an expedited basis to consider whether the Board should accept or reject such director’s resignation and will submit a recommendation to the Board for prompt consideration by the Board. The Nominating and Corporate Governance Committee will consider all factors deemed relevant by the members of such committee when considering whether the Board should accept or reject such director’s resignation. The Board then is required to act on the committee’s recommendation no later than ninety (90) days after certification of stockholder vote for the election, provided that the period may be extended by an additional ninety (90) days if the Board determines that such an extension is in the best interest of the Company and its stockholders. A director whose resignation is under consideration is expected to abstain from any decisions by either the Nominating and Corporate Governance Committee or the Board regarding such director’s resignation.

Following the Board’s decision, we will promptly disclose the Board’s decision to accept or reject the resignation by filing a Current Report on Form 8-K, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

Code of Conduct and Ethics

The Board has adopted a Code of Conduct and Ethics that is applicable to all of our directors, officers and employees. The purpose of the Code of Conduct and Ethics is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report concerns regarding possible unethical or unlawful conduct and to help enhance and formalize our culture of integrity, respect and accountability. We distribute copies of the Code of Conduct and Ethics to, and conduct periodic training sessions regarding its content for, our newly elected directors and newly hired officers and employees. We will post information regarding any amendment to, or waiver from, our Code of Conduct and Ethics on our website as required by applicable law. A copy of our Code of Conduct and Ethics is available on our website at investor.inseego.com under “Corporate Governance”.

Insider Trading Policy

The Company has adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of its securities by directors, officers and employees, and has implemented processes with respect to the Company, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The full text of the Company’s Insider Trading Policy was filed as Exhibit 19 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

The Company’s Insider Trading Policy prohibits any pledging or hedging activities in the Company’s stock by the Company’s executive officers, members of the Board and certain other Company employees. The prohibited activities include any pledge of Company stock as well as transactions such as short sales, puts or calls.

Communications with the Board

Stockholders and other interested parties may communicate with the Board, the non-management directors or specific directors by mail addressed to Inseego Corp. c/o Secretary, 9710 Scranton Road, Suite 200, San Diego, California 92121.

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The communication should clearly indicate whether it is intended for the Board, the non-management directors or a specific director. Our Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the functioning of the Board.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

The Board currently consists of six members. The Board is divided into three classes with each class serving a three-year term. The term of one class expires at each annual meeting of stockholders of the Company.

There are no family relationships among any of our directors and/or executive officers. There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors.

Board Meetings and Director Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all meetings of the Board and the committees on which he serves. In 2024, the Board met 14 times and each incumbent Board member attended at least 75% of the meetings of the Board and the committees on which he served during the period for which he was a director or committee member.

Annual Meeting of Stockholders

While we encourage our directors to attend our annual meetings of stockholders, we do not have a formal policy regarding their attendance. All of our then-current directors attended the 2024 annual meeting of stockholders.

Board Committees

The Board currently has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The Board also appoints various ad hoc committees from time to time, as necessary. Each standing committee operates under a written charter adopted by the Board, which are publicly available on our website at investor.inseego.com under “Corporate Governance.” You may also obtain a copy of these charters by sending a written request to our Secretary at our principal executive offices.

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board appoints committee members annually. The table below sets forth the current composition of our standing Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James B. Avery	Member	Member	Chair
Christopher Harland	Member	ꟷ	ꟷ
Brian Miller	ꟷ	ꟷ	Member
George Mulhern	ꟷ	Member	ꟷ
Jeffrey Tuder	Chair	Chair	Member

Audit Committee

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and internal control over financial reporting.

The functions and responsibilities of the Audit Committee include:

•	engaging our independent registered public accounting firm and conducting an annual review of the independence of that firm;

•	reviewing with management and the independent registered public accounting firm the scope and the planning of the annual audit;

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•	reviewing the annual audited financial statements and quarterly unaudited financial statements with management and the independent registered public accounting firm;

•	reviewing the findings and recommendations of the independent registered public accounting firm and management’s response to the recommendations of that firm;

•	discussing with management and the independent registered public accounting firm, as appropriate, the Company’s policies with respect to financial risk assessment and financial risk management;

•	overseeing compliance with applicable legal and regulatory requirements, including ethical business standards;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	establishing procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	preparing the Audit Committee Report to be included in our annual proxy statement;

•	monitoring ethical compliance, including review of related party transactions; and

•	periodically reviewing the adequacy of the Audit Committee charter.

In 2024, the Audit Committee met four times.

Our independent registered public accounting firm reports directly to the Audit Committee. Each member of the Audit Committee must have the ability to read and understand fundamental financial statements and at least one member must have past employment experience in finance or accounting, and the requisite professional certification in accounting or another comparable experience or background. The Board has determined that each member of the Audit Committee is “independent” as defined by the NASDAQ listing requirements and SEC rules. The Board has also determined that Mr. Tuder, the Chair of the Audit Committee, meets the requirements of an “audit committee financial expert” as defined by SEC rules.

Compensation Committee

The Compensation Committee establishes, administers and oversees compliance with our policies, programs and procedures for compensating our executive officers and the Board.

The functions and responsibilities of the Compensation Committee include:

•	establishing and reviewing our general compensation policies and levels of compensation applicable to our executive officers and our non-management directors;

•	evaluating the performance of, and determining the compensation for, our executive officers, including our Chief Executive Officer;

•	reviewing regional and industry-wide compensation practices in order to assess the adequacy and competitiveness of our executive compensation programs;

•	administering our employee benefits plans, including approving awards of stock, restricted stock units (“RSUs”) and stock options to employees and other parties under our equity incentive compensation plans; and

•	periodically reviewing the adequacy of the Compensation Committee charter.

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In 2024, the Compensation Committee met eight times. The Board has determined that each member of the Compensation Committee is “independent” as defined by the NASDAQ listing requirements and SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee considers, evaluates and nominates director candidates, including the members of the Board eligible  or re-election and the recommendations of potential director candidates from stockholders.

The functions and responsibilities of the Nominating and Corporate Governance Committee include:

•	developing and recommending a set of corporate governance guidelines applicable to the Company;

•	identifying and evaluating candidates to serve on the Board, including determining whether incumbent directors should be nominated for re-election to the Board, and reviewing and evaluating director nominees submitted by stockholders;

•	reviewing possible conflicts of interest of prospective Board members;

•	recommending director nominees;

•	establishing procedures and guidelines for individuals to be considered to become directors;

•	recommending the appropriate size and composition of the Board and each of its committees;

•	overseeing periodic evaluations of the performance of the Board, the Board committees and the directors;

•	monitoring the continued legal compliance of our established principles and policies; and

•	periodically reviewing the adequacy of the Nominating and Corporate Governance Committee charter.

In 2024, the Nominating and Corporate Governance Committee met five times. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the NASDAQ listing requirements.

Board Leadership Structure

The Company’s policy as to whether the roles of Chair of the Board and Chief Executive Officer should be combined is based on the Company’s needs at any particular time, and the Board periodically evaluates whether the roles of Chair of the Board and Chief Executive Officer should be combined based on the Company’s needs. From February 2024 to February 2025, Philip Brace acted as our principal executive officer in the role as Executive Chairman on an interim basis. In February 2025, the Board appointed Jeffrey Tuder as Chair of the Board as an independent director. Mr. Tuder previously served as an independent Chair of the Board from August 2022 to February 2024.

Board’s Role in Risk Oversight

The Board plays an active role in the Company’s risk oversight and is responsible for overseeing the processes established to report and monitor systems that mitigate material risks applicable to the Company. The Board delegates certain risk management responsibilities to the committees of the Board. The Audit Committee reviews and discusses with management the Company’s policies regarding risk assessment and risk management and the Company’s significant financial risk exposures and the actions that management has taken to limit, monitor or control those exposures. The Compensation Committee reviews the compensation of the Company’s executive officers at least annually and considers the design of compensation programs and arrangements and potential risks presented thereby. The Nominating and Corporate Governance Committee considers potential risks presented by corporate governance issues affecting the Company and makes recommendations to the Board as appropriate. Each of these committees regularly reports to the Board on matters that involve the specific areas of risk that each committee oversees.

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Compensation Committee Interlocks and Insider Participation

Messrs. Avery and Tuder served on our Compensation Committee during 2024, and neither of them has ever been one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. Philip Brace served on the Compensation Committee during 2024 prior to his appointment as Executive Chairman, but was removed from the Compensation Committee upon his appointment as Executive Chairman.

Director Compensation

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on the Board. Upon the recommendation of the Compensation Committee, the Board makes all compensation decisions for our non-management directors. In recommending director compensation, the Compensation Committee considers, among other things, the amount of time required of directors to fulfill their duties. A director who is also an employee of the Company does not receive additional compensation for serving as a director.

Cash Compensation. The Board has approved the following components of the annual cash retainer fee to our non-management directors for Board and Board committee service in 2024 (which amounts are prorated for directors who only served for a portion of the year):

	Chair		Member
Board of Directors	$80,000	(1)	$40,000
Audit Committee	$20,000		$10,000
Compensation Committee	$14,000		$6,000
Nominating and Corporate Governance Committee	$10,000		$5,000

__________________________

(1)	For independent directors only. If the Chair is also an employee or officer of the Company they will not receive payment for service as Board Chair beyond their salary (other than the arrangement regarding Mr. Brace’s service as Executive Chairman on an interim basis, described below). Effective June 1, 2023, the Board approved a temporary increase in Mr. Tuder’s compensation through June 30, 2024 to a monthly fee of $35,000 per month (in lieu of any other cash compensation) as compensation for various special projects Mr. Tuder engaged in at the request and direction of the Board. In February 2024, in connection with Mr. Brace’s appointment as Executive Chairman on an interim basis, the Board approved a temporary increase in Mr. Brace’s director compensation to $20,000 per month for so long as he served in such capacity.

In addition, the Board may approve additional compensation for service on ad hoc committees that may be formed from time-to-time.

Equity-Based Compensation. The Board approved the following components for equity compensation to be awarded to each non-management director of the Company for fiscal 2024.

•	An initial equity award upon joining the Board in the form of RSUs with an economic value of $145,000. The RSUs vest in three equal annual installments beginning with the first anniversary of the grant date.

•	Thereafter, an annual equity award in the form of RSUs with an economic value of $125,000 that vests in full on the first anniversary of the grant date.

In addition, on July 30, 2024 the Board awarded Mr. Brace 32,397 fully vested RSUs as compensation for his service as Executive Chairman of the Company through such date, and 100,000 RSUs, which vested 50% in six months and 50% in 12 months, subject to Mr. Brace’s continued service as Executive Chairman.

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Director Compensation Table. The table below summarizes the compensation paid to our non-management directors for service on the Board for the fiscal year ended December 31, 2024 (excluding Mr. Brace, whose compensation is described in the discussion of executive compensation below). In addition to the payments below, the Company reimburses directors for reasonable out-of-pocket expenses incurred in connection with attending Board and Board committee meetings.

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
James B. Avery(3)	66,000	125,000	–	191,000
Stephanie Bowers(4)	78,750	–	–	78,750
Christopher Harland	57,500	125,000	–	182,500
Christopher Lytle(5)	39,239	–	–	39,239
Jeffrey Tuder	219,667	125,000	–	344,667

_____________________

(1)	Represents the aggregate grant date fair value of the equity awards granted in 2024 as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 8, Share-based Compensation, in the 2024 Annual Report.

(2)	The following table shows, for each of our non-management directors, the aggregate number of shares subject to stock options and unvested stock awards outstanding as of December 31, 2024.

Name	Stock Awards (#)	Option Awards (#)
James B. Avery (issued to Tavistock Holdings, Inc.)	7,655	–
Stephanie Bowers	–	–
Christopher Harland	7,655	–
Christopher Lytle	–	–
Jeffrey Tuder	7,655	5,690

(3)	As required by the terms of his employment with Tavistock Holdings, Inc., all cash director fees earned by Mr. Avery are paid to Tavistock Foundation, Inc., a non-profit incorporated and existing under the laws of the State of Florida, and all equity awards to which he would be entitled for service as a director of the Company are issued to Tavistock Holdings, Inc.

(4)	Ms. Bowers resigned from the Board effective as of June 30, 2024.

(5)	Mr. Lytle’s service as a director ended at the Company’s annual meeting of stockholders on September 23, 2024.

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INFORMATION REGARDING OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers:

Executive	Age	Title
Juho Sarvikas	43	Chief Executive Officer
Steven Gatoff	58	Chief Financial Officer
Paul McClaskey	48	Chief Accounting Officer

The biographical information with respect to Mr. Sarvikas included above is incorporated herein by reference.

Steven Gatoff has served as the Company’s Chief Financial Officer since September 2023. Before joining Inseego, Mr. Gatoff served as chief financial officer ("CFO") of Edge Case Research, Inc. from early 2023 to September 2023. Before that, he worked as CFO of each of the following corporations: HALO Dx, Inc. in 2022; Absolute Software Corporation from 2020 to 2022; 8x8, Inc. from 2018 to 2020; PagerDuty, Inc. from 2016 to 2018; Rapid7, Inc. from 2013 to 2016; and iPass, Inc. from 2009 to 2013. Prior to these positions, Mr. Gatoff held senior finance roles at United Online, Inc., Sterling Commerce, Inc. and VeriSign Inc. Earlier in his career, Mr. Gatoff worked as an investment banker at several Wall Street firms including Bear Stearns & Co., Credit Suisse First Boston and Morgan Stanley. He began his career as an auditor with Deloitte & Touche. Mr. Gatoff earned a Master of Business Administration (MBA) degree from Columbia University and a Bachelor of Science (BS) degree from the University of Vermont. He is a certified public accountant (CPA).

Paul McClaskey has served as the Company as the Company’s Chief Accounting Officer since December 2023, and as Senior Vice President, Finance and Chief Accounting Officer since January 2025. Mr. McClaskey was designated as the Company’s principal accounting officer in September 2024. Prior to joining the Company, Mr. McClaskey served at Berkeley Lights, Inc., as Chief Accounting Officer from 2022 to 2023 and as Vice President, Accounting, from 2021 to 2022. From 2014 to 2021, Mr. McClaskey held roles of increasing responsibility at DISH Network Corporation, serving as Vice President of Accounting from 2019 to 2021 and as Director of Financial Reporting from 2014 to 2019. Mr. McClaskey also held roles of increasing responsibility at URS Corporation, from 2012 to 2014, including Director of Technical and International Accounting. In addition, Mr. McClaskey held roles in both the audit and advisory practices of KPMG, LLP from 2003 to 2012. Mr. McClaskey earned a Bachelor of Arts in Economics from the University of Puget Sound and a Master of Accounting degree from the University of Arizona. Mr. McClaskey is a licensed CPA and is a CFA charterholder.

There are no family relationships among any of our executive officers and/or directors. There are currently no legal proceedings, and during the past 10 years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our current executive officers.

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COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following information describes the material elements of compensation for the Company’s named executive officers for the year ended December 31, 2024, which consist of: (1) Phil Brace, our former Executive Chairman; (2) Steven Gatoff, our Chief Financial Officer; (3) Paul McClaskey, our Chief Accounting Officer; and (4) Ashish Sharma, our former President and Chief Executive Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Phil Brace(3)	2024	203,077	–		1,215,404	–	–	49,433	1,467,914
Former Executive Chairman
Steven Gatoff	2024	350,000	245,000	(4)	1,836,000	–	248,063	–	2,679,063
Chief Financial Officer	2023	96,923	–		–	83,475	–	–	180,398
Paul McClaskey(6)	2024	275,000	200,000	(4)	275,400	–	105,000	–	855,400
Chief Accounting Officer
Ashish Sharma(7)	2024	88,462	–		–	–	68,157	306,377	462,995
Former Chief Executive Officer & President	2023	500,000	–		–	–	–	12,500	512,500

 ___________________

(1)	Represents the aggregate grant date fair value of the stock and option awards granted in the respective fiscal year as computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 9, Share-based Compensation, in the Original Form 10-K.

(2)	See the All Other Compensation table below for additional information.

(3)	Mr. Brace served as Executive Chairman of the Company from February 19, 2024 to February 5, 2025.

(4)	Represents discretionary bonuses paid in connection with the Company’s successful completion of significant corporate restructuring transactions during 2024.

(5)	Represents annual incentive payments earned with respect to the Company’s financial performance during 2024, which were paid in cash in March 2025.

(6)	Mr. McClaskey was designated as the principal accounting officer starting September 30, 2024.

(7)	Mr. Sharma served as the Company’s Chief Executive Officer until February 23, 2024.

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All Other Compensation

The following table sets forth information concerning All Other Compensation in the table above:

Name	Year	401(k) Employer Match ($)	Other Compensation ($)		Total ($)
Phil Brace	2024	–	49,433	(1)	49,433
Steven Gatoff	2024	–	–		–
	2023	–	–		–
Paul McClaskey	2024	–	–		–
Ashish Sharma	2024	2,212	304,166	(2)	306,377
	2023	12,500	–		12,500

___________________

(1)	Represents board fees paid in addition to Mr. Brace’s salary for serving as Executive Chair.

(2)	Represents (1) severance pay of $250,000 pursuant to Mr. Sharma’s change in control and severance agreement, as described below under “Narrative Discussion of Summary Compensation Table - Severance and Change-in-Control Arrangements”; and (2) accrued vacation paid upon termination of $54,166.

Narrative Discussion of Summary Compensation Table

Components of Executive Compensation

The elements of the Company’s compensation program are base salaries, bonus compensation based upon incentive goals and objectives and stock-based equity awards. Our compensation program is designed to balance our need to provide our named executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries. There is no pre-established policy for allocating between cash and non-cash or short-term or long-term compensation. Each named executive officer’s current and prior compensation is considered in setting future compensation.

Base Salaries. Base salary is the guaranteed element of employees’ annual cash compensation. Base salaries are generally based on relative responsibility and are targeted to provide competitive guaranteed cash compensation. The value of base salary reflects the employee’s long-term performance, skillset and the market value of that skill set. Base salaries for our named executive officers are reviewed on an annual basis and adjustments are made to reflect performance-based factors, as well as competitive conditions.

The base salaries for each of the named executive officers for 2024 are shown in the following table.

Name	2024 Base Salary
Phil Brace	$240,000
Steven Gatoff	$350,000
Paul McClaskey	$275,000

Annual Incentive Bonuses. Our executive officers are generally eligible to earn an incentive bonus each fiscal year, with such bonuses awarded based on the achievement of corporate financial goals established by the Compensation Committee. Executive officers have target bonuses expressed as a percentage of the named executive officer’s base salary. We require that participants continue to be employed through the payment date to receive a bonus. Participants hired during the year are eligible to receive a pro rata bonus based on the portion of the year that they were employed by the Company. Satisfactory individual performance is also a condition to payment.

In 2023, the Company failed to meet the performance measures established by the Compensation Committee, and no bonuses were awarded to the named executive officers with respect to the Company’s 2023 performance.

For 2024, the Compensation Committee considered the following when establishing annual incentive awards:

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•	Bonus Targets. Target bonuses are expressed as a percentage of the participant’s base salary earned during the plan year. Bonus targets were based on job responsibilities and internal relativity. Consistent with the Company’s executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total compensation tied to Company performance. Bonus targets for the named executive officers were unchanged for 2024 compared to prior years. As Executive Chairman, Mr. Brace was not eligible for an incentive bonus. The schedule below shows the target incentives for 2024 for each of the named executive officers as a percentage of 2024 base salary:

Target Bonus
Name	% of Salary
Steven Gatoff	50%
Paul McClaskey	25%
Ashish Sharma	65%

•	Company performance measures. For 2024, bonus payouts for the year were then determined based on the achievement by the Company of certain financial goals and/or targets established by the Compensation Committee related to the Company’s revenue performance and Adjusted EBITDA. Payouts could range from zero to 150% of target depending on the Company’s performance. The bonuses earned by the named executive officers for 2024 relating to corporate performance were 142% of target as a result of achieving sales and Adjusted EBITDA in excess of the established targets for 2024. Based upon the Company’s financial performance during 2024, Messrs. Gatoff, McClaskey and Sharma earned annual incentive bonuses of $248,063, $105,000 and $68,157, respectively, which were paid in cash in March 2025.

Discretionary Bonuses. Based on individual performance, the Compensation Committee may pay discretionary bonuses to reward individual performance of named executive officers during the year. In connection with the Company’s successful completion of significant corporate restructuring transactions during 2024, Messrs. Gatoff and McClaskey were paid discretionary cash bonuses of $245,000 and $200,000, respectively, in 2024.

Equity Compensation. We offer stock options and restricted stock units to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Generally, our stock options granted to new hires have vested as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months. Restricted stock units generally vest at a rate of 25% of the total number of shares on each anniversary of the grant date.

Perquisites and Other Benefits. The Company does not provide significant perquisites or personal benefits to our named executive officers. Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.

Retirement Plans. We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees generally. Currently, we match contributions made by participants in the 401(k) plan at $0.50 for each $1.00 contributed on up to 6% an employee’s eligible compensation. We believe that providing a vehicle for retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Severance and Change-in-Control Arrangements.

We generally enter into offer letters, rather than formal employment agreements, with our named executive officers. The letters set forth the initial salary and bonus targets for each named executive officer. In addition, each of the named executive officers, as well as certain other key employees, is a party to a change in control and severance agreement with the Company. The principal purpose of the agreements is to protect the Company from certain business risks (e.g., threats from loss of confidentiality or trade secrets, disparagement, solicitation of customers and employees) and to define the Company’s right to terminate the employment relationship. In return, the executive officers are provided assurances with regard to salary and other compensation and benefits, as well as certain severance benefits.

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Change in Control and Severance Agreement with Juho Sarvikas

The Company has entered into a Change in Control and Severance Agreement with Mr. Sarvikas, under which Mr. Sarvikas is eligible to receive severance payments if his employment is terminated by us without Cause or by Mr. Sarvikas for Good Reason, in each case as defined in the agreement. If the termination occurs in connection with a Change in Control (as defined in the agreement), Severance payments for Mr. Sarvikas would consist of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. If the termination occurs prior to the payment of an annual cash bonus award with respect to the prior completed fiscal year, Mr. Sarvikas will also receive an amount equal to 100% of his annual target cash bonus opportunity for such prior completed fiscal year. In the event of a change in control, (i) all then-outstanding stock options granted to Mr. Sarvikas shall immediately become fully vested and exercisable with respect to 100% of the shares subject to such options; (ii) 100% of all then-outstanding unvested time-based equity awards granted to Mr. Sarvikas shall immediately become fully vested; and (iii) 100% of all then-outstanding unvested performance-based equity awards granted to Mr. Sarvikas shall immediately become fully vested, subject to achievement of the applicable performance thresholds based on the value received by the Company’s stockholders in connection with the change in control. In addition, Mr. Sarvikas and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In the event of a termination other than in connection with a Change in Control, Mr. Sarvikas will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus a payment equal to the pro-rated portion of the target bonus in the year of termination. In addition, if the termination occurs prior to the payment of an annual cash bonus award with respect to the prior completed fiscal year, Mr. Sarvikas will also receive an amount equal to the bonus payment he would be entitled to for such prior completed fiscal year, based on actual achievement of corporate and personal performance goals and criteria during such prior completed year. In addition, Mr. Sarvikas’s outstanding equity awards will become vested and, if applicable, exercisable with respect to that number of shares of Company common stock that would have vested had Mr. Sarvikas continued employment with the Company for six months following the date of termination (subject to certain additional requirements in the case of awards with performance-based criteria), and Mr. Sarvikas and his covered dependents will be entitled to certain healthcare benefits for a period of up to 9 months.

Change in Control and Severance Agreement with Steven Gatoff

The Company has entered into a Change in Control and Severance Agreement with Mr. Gatoff, under which Mr. Gatoff is eligible to receive severance payments if his employment is terminated by us without Cause or by Mr. Gatoff for Good Reason, in each case as defined in the agreement. If the termination occurs in connection with a Change in Control (as defined in the agreement), Severance payments for Mr. Gatoff would consist of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. In the event of a change in control, all then-outstanding equity awards granted to Mr. Gatoff shall immediately become fully vested and exercisable. In addition, Mr. Gatoff and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In the event of a termination other than in connection with a Change in Control, Mr. Gatoff will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 6 months of his then-current annual base salary, plus a payment equal to the pro-rated portion of the target bonus in the year of termination, based on actual achievement of corporate and personal performance goals and criteria during such prior completed year. In addition, Mr. Gatoff’s outstanding equity awards will become vested and, if applicable, exercisable with respect to that number of shares of Company common stock that would have vested had Mr. Gatoff continued employment with the Company for six months following the date of termination (subject to certain additional requirements in the case of awards with performance-based criteria), and Mr. Gatoff and his covered dependents will be entitled to certain healthcare benefits for a period of up to 9 months.

Change in Control and Severance Agreement with Paul McClaskey

The Company has entered into a Change in Control and Severance Agreement with Mr. McClaskey, under which Mr. McClaskey is eligible to receive severance payments if his employment is terminated by us without Cause or by Mr. McClaskey for Good Reason, in each case as defined in the agreement. If the termination occurs in connection with a Change in Control (as defined in the agreement), Severance payments for Mr. McClaskey would consist of 6 months of his then-current annual base salary, plus an amount equal to 6 months of his then-current annual target bonus opportunity. In the event of a change in control, all then-outstanding equity awards granted to Mr. McClaskey shall immediately become fully vested and exercisable. In addition, Mr. McClaskey and his covered dependents will be entitled to certain healthcare benefits for a period of up to 6 months.

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In the event of a termination other than in connection with a Change in Control, Mr. McClaskey will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of three months of his then-current annual base salary, plus a payment equal to the pro-rated portion of the target bonus in the year of termination, based on actual achievement of corporate and personal performance goals and criteria during such prior completed year. In addition, Mr. McClaskey’s outstanding equity awards will become vested and, if applicable, exercisable with respect to that number of shares of Company common stock that would have vested had Mr. McClaskey continued employment with the Company for three months following the date of termination (subject to certain additional requirements in the case of awards with performance-based criteria), and Mr. McClaskey and his covered dependents will be entitled to certain healthcare benefits for a period of up to three months.

2024 Say-On-Pay Vote

At our 2024 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2024 proxy statement. Approximately 95.8% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considers the voting results when establishing our executive compensation programs.

Clawback Policy

The Company has adopted an Executive Officer Clawback Policy (the “Clawback Policy”), which is administered by the Compensation Committee.

The Clawback Policy provides that in the event that the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), the Company shall recover erroneously awarded incentive-based compensation from its Officers. The recovery of such compensation applies regardless of (i) whether an Officer engaged in misconduct or otherwise caused or contributed to the requirement for a Restatement, and (ii) whether or when the Company files restated financial statements.

Tax Considerations. Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.

Stock Ownership Requirements. The Board has historically encouraged its members and members of senior management to acquire and maintain stock in the Company to link the interests of such persons to the stockholders. However, neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board or the executive officers of the Company.

Securities Trading Policy/Hedging Prohibition. Officers and other employees may not engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Indemnification Agreements. The Company has entered into indemnification agreements with each of its directors and executive officers (each, an “Indemnitee”). In general, the indemnification agreements provide that, subject to certain limitations, the Company will indemnify and hold harmless each Indemnitee against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee or on such Indemnitee’s behalf, in connection with certain pending, completed or threatened proceedings, as defined in the indemnification agreements, if the Indemnitee acted in good faith and reasonably in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the stock options and RSUs held by our named executive officers that were outstanding as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1) (2)	Option Exercise Price ($)(1)	Option Expiration Date	Number of shares of stock that have not vested (#)(1)(3)	Market value of shares of stock that have not vested ($)(4)
Philip Brace	09/29/2023	–	–	–	–	23,577	241,900
	07/30/2024	–	–	–	–	100,000	1,026,000
Steven Gatoff	09/14/2023	7,812	17,188	4.73	9/14/2033
	07/30/2024	–	–	–	–	200,000	2,052,000
Paul McClaskey	12/21/2023	2,500	7,500	2.20	12/21/2033
	7/30/2024	–	–	–	–	30,000	307,800
Ashish Sharma	–	–	–	–	–	–	–

___________________

(1)	Number of shares and exercise prices are presented on a split-adjusted basis, following the Company’s 1-for-10 reverse stock split, effective January 23, 2024.
(2)	Unless otherwise indicated, stock options are scheduled to vest over a four-year period, with one-fourth vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the fourth anniversary of the grant date.
(3)	Represents RSU awards. RSUs are scheduled to vest over a four-year period, with one-fourth vesting on the first anniversary of the grant date and the remainder vesting ratably on a monthly basis thereafter through the fourth anniversary of the grant date.
(4)	Calculated based on the closing price per share of our common stock on December 31, 2024 ($10.26).

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Pay Versus Performance

The following table presents information regarding our executive compensation pay relative to corporate performance of our principal executive officers (“PEO”) and non-PEO named executive officers (“NEOs”) for 2022, 2023 and 2024. This table and the accompanying disclosures are prescribed by SEC rules. Those rules require amounts included in the “compensation actually paid” columns of the table to be calculated according to a particular formula intended to demonstrate the relationship between “compensation actually paid” to a company’s NEOs and the company’s performance. The formula reflects a number of fair value adjustments to equity awards intended to show the change in value of those awards from one year to another. They do not reflect, however, the precise amounts actually earned by or paid to our executives during the years shown in the table.

Year	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO (3)		Average Summary Compensation Table Total for Non-PEO	Average Compensation Actually Paid to Non-PEO	Value of initial fixed $100 investment based on: Total Shareholder	Net Income (Loss) (in thousands)
	PEO1 (1)	PEO1 (2)	PEO1 (1)	PEO1 (2)	NEOs (4)	NEOs (3)(4)	Return (5)	(6)
2024	1,467,914	462,995	1,932,745	361,509	1,767,232	2,042,549	$17.60	4,572
2023	–	512,500	–	(239,254)	312,667	238,520	$3.77	(46,185)
2022	1,100,516	5,462,347	1,048,917	389,531	584,577	(81,888)	$14.41	(67,969)

(1)	For 2024 represents compensation paid to Philip Brace, who served as PEO from February 24, 2024 through February 5, 2025. For 2022 represents compensation paid to Dan Mondor, who served as PEO through February 28, 2022.

(2)	Represents compensation paid to Ashish Sharma, who served as PEO from March 1, 2022 through February 23, 2024.

(3)	The Summary Compensation Table (“SCT”) totals reported for the PEOs and the average of the other NEOs for each year were subject to the adjustments summarized in the two tables below as required by Regulation S-K Item 402(v)(2)(iii) to calculate “compensation actually paid.” Equity values are calculated in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values at the times indicated in the two tables below did not materially differ from those disclosed at the time of grant except for the stock price, percentage of volatility, risk free rate and the term used to calculate the valuations. The following table shows the adjustments made to the SCT totals to calculate “compensation actually paid”:

	2024			2023		2022
	PEO1 $	PEO2 $	Average Non-PEO NEOs $	PEO $	Average Non-PEO NEOs $	PEO1 $	PEO2 $	Average Non-PEO NEOs $
Total Compensation from Summary Compensation Table	1,467,914	462,995	1,767,232	512,500	312,667	1,100,516	5,462,347	584,577
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(1,215,404)	–	(1,055,700)	–	(27,825)	(949,997)	(4,967,983)	(212,500)
Year-end fair value of unvested awards granted in the current year	1,026,000	–	(1,179,900)	–	16,536	–	555,500	28,350
Year-over-year difference of year-end fair values for unvested awards granted in prior years	164,097	(101,940)	85,161	(758,715)	(62,156)	–	(545,589)	(467,304)
Fair values at vest date for awards granted and vested in current year	297,404	–	–	–	–	949,998	269,999	212,500
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	192,734	455	65,957	6,961	(702)	(51,600)	(384,742)	(227,512)
Total Adjustments for Equity Awards	464,831	(101,486)	275,318	(751,754)	(74,147)	(51,599)	(5,072,815)	(666,466)
Compensation Actually Paid (as calculated)	1,932,745	361,509	2,042,549	(239,254)	238,520	1,048,917	389,531	(81,888)

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(4)	Reflects the compensation of the following other NEOs: for 2024, Steven Gatoff and Paul McClaskey; for 2023, Steven Gatoff, Robert Barbieri and Doug Kahn; and for 2022, Robert Barbieri and Doug Kahn.

(5)	Represents the value of a $100 investment in the Company’s shares as of December 31, 2021, valued again on each of December 31, 2022, 2023 and 2024.

(6)	Net income (loss) as reported in the Company’s audited financial statements.

Equity Compensation Plan Information

As of December 31, 2024, the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “Purchase Plan”) and 2018 Omnibus Incentive Compensation Plan (the “2018 Incentive Plan”) were the only compensation plans under which securities of the Company were authorized for grant. The Purchase Plan and the 2018 Incentive Plan were approved by our stockholders. In 2019, the Board terminated the Company’s 2015 Incentive Compensation Plan (the “2015 Incentive Plan”), which was adopted by the Board without stockholder approval pursuant to NASDAQ Listing Rule 5635. The following table provides information as of December 31, 2024 regarding the Company’s existing and predecessor plans:

Plan category	Number of securities to be issued upon exercise of outstanding options		Weighted-average exercise price of options outstanding(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	215,549		$31.86	3,115,040	(2)
Equity compensation plans not approved by security holders	54,302	(3)	$4.96	–

______________________

(1)	Amount is based on the weighted-average exercise price of vested and unvested outstanding stock options. RSUs, which have no exercise price, are excluded from this calculation.

(2)	Represents shares available for future issuance under the Purchase Plan and the 2018 Incentive Plan. As of December 31, 2024, there were 500,000 shares of our common stock available for issuance under the Purchase Plan (all of which were eligible to be purchased during the offering period in effect on such date) and 2,615,040 shares of our common stock available for issuance under the 2018 Incentive Plan.

(3)	Represents outstanding options under the 2015 Incentive Plan and inducement options were issued as employment inducement awards in accordance with NASDAQ Listing Rule 5635(c)(4). The 2015 Incentive Plan, which includes the same material terms as the 2018 Incentive Plan, could only be used for inducement grants to individuals to induce them to become employees of the Company or any of its subsidiaries, or, in conjunction with a merger or acquisition, to convert, replace or adjust outstanding stock options or other equity compensation awards, or for any other reason for which there is an applicable exception from the stockholder approval requirements of NASDAQ Listing Rule 5635, in each such case, subject to the applicable requirements of the NASDAQ Listing Rules.

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TRANSACTIONS WITH RELATED PERSONS

Pursuant to the Audit Committee charter, the Audit Committee is responsible for implementing the Company’s written policies and procedures regarding transactions with a related person (as defined in SEC regulations). In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances, including:

•	the risks, costs and benefits to the Company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

When reviewing a related person transaction, the Audit Committee determines in good faith whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Short-Term Loan Agreement and Exchange Transactions

On June 28, 2024, the Company entered into a Loan and Security Agreement (the “Short-Term Loan Agreement”) with (i) South Ocean Funding, LLC (“South Ocean”), which is an affiliate of Golden Harbor Ltd. (“Golden Harbor”) and Tavistock Holdings, Inc. and (ii) certain participant lenders (the “Participating Lenders”). The Short-Term Loan Agreement established a senior secured $19.5 million loan facility (the “Term Loan”) under which the Company borrowed the $19.5 million on June 28, 2024 to partially fund the Company’s repurchase of $45.9 million in face value of the Company’s 3.25% convertible notes due May 2025 (the “2025 Convertible Notes”) at a discount of 30% to face value.

The Term Loan matured on September 30, 2024, and provided that the Company may request an extension of the maturity date of up to six months, to March 31, 2025, which South Ocean and each Participating Lender may grant or deny with respect to each of their respective portions of the Loan. The remaining outstanding balance of the Term Loan was paid off in November 2024 upon the closing of the Company’s sale of its telematics business (the “Disposition”). Borrowings under the Term Loan accrued interest at 12.0% per annum. Upon the repayment of the Term Loan, the Company paid an exit fee equal to 4.0% of the aggregate principal amount repaid.

As part of the Loan Agreement, the Participating Lenders contributed an aggregate of $3.0 million of participation interests in the Loan Agreement (the “Participation Interests”). The Participating Lenders consist of Philip Brace, who served as the Company’s Executive Chairman when the Short-Term Loan Agreement was entered into, who acquired a $1.0 million Participation Interest, and North Sound Ventures, LP, which acquired a $2.0 million Participation Interest in the $19.5 million Loan. The remaining balance of the Term Loan was paid in full in November 2024, upon the consummation of the Disposition.

In connection with entering into the Short-Term Loan Agreement, the Company paid an arrangement and administration fee of $150,000 to South Ocean.

In connection with the Loan Agreement, the Company issued to South Ocean and the Participating Lenders warrants (the “Loan Warrants”) to purchase an aggregate of 550,000 shares of our common stock. The Loan Warrants have an exercise price of $12.12 per share of common stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The Loan Warrants will expire four years from the date of issuance, are exercisable on a cash basis, and contain customary registration rights with respect to the shares of common stock issuable upon exercise of the Loan Warrants.

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Also on June 28, 2024, the Company entered into separate binding Exchange Term Sheets with respect to privately-negotiated exchanges of $80 million face value of the 2025 Convertible Notes held by North Sound Partners and Golden Harbor, for a combination of long-term debt and equity (the “Exchange Transactions”). Pursuant to each respective Exchange Term Sheet, each of the noteholders agreed to exchange the 2025 Convertible Notes that they held at a discounted price of $700 per $1,000 face value, for an aggregate of (i) approximately 2.4 million shares of our common stock, (ii) $31.8 million in principal amount of new senior secured notes due in 2029 (“New Senior Secured Notes”), and (iii) warrants (the “Exchange Warrants”) to purchase an aggregate of approximately 1.5 million shares of our common stock at an exercise price of $12.12 per share. On November 6, 2024, the transactions consummated by the Exchange Term Sheets were consummated and the Company issued (i) to North Sound Partners 1,676,669 shares of common stock, Exchange Warrants exercisable to purchase 1,089,835 shares and approximately $21.8 million in aggregate principal amount of New Senior Secured Notes and (ii) to Golden Harbor 697,736 shares of Common Stock, Exchange Warrants exercisable to purchase 435,528 shares and $10.0 million in aggregate principal amount of New Senior Secured Notes.

The New Senior Secured Notes bear interest at 9.0% per annum, payable paid in cash, in arrears, and on a semi-annual basis, and have a maturity date of May 1, 2029. The documentation of the New Senior Secured Notes includes a Base Indenture (the “Base Indenture”) and Supplemental Indenture (the “Supplemental Indenture” and, collectively with the Base Indenture, the “New Senior Secured Notes Indenture”) entered into by the Company and certain of its subsidiaries, as guarantors (the “Guarantors”) and a Pledge and Security Agreement (the “Security Agreement”), pursuant to which the New Senior Secured Notes are secured by a first priority lien on substantially all of Company’s assets. Pursuant to the terms of the New Senior Secured Notes Indenture, the Company may redeem all or part of the New Senior Secured Notes at any time prior to May 1, 2029 at a redemption price equal to 100% of the principal amount of the New Senior Secured Notes to be redeemed plus the present value at such redemption of the sum of all required interest payments from such redemption date through May 1, 2029, plus accrued and unpaid interest on such New Senior Secured Note to, but excluding, the redemption date. If the Company experiences a fundamental change (as defined in the New Senior Secured Notes Indenture), the holders of the New Senior Secured Notes will have the right to require the Company to repurchase the New Senior Secured Notes at a purchase price equal to the greater of (i) the amount that would be paid to redeem the New Senior Secured Notes as if the date of the repurchase was the redemption date and (ii) 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of such repurchase. The New Senior Secured Notes Indenture contains covenants customary for such senior secured debt, which put certain restrictions on the Company or the Guarantors’ ability to incur liens, sell or transfer assets, incur other indebtedness, pay dividends, make investments, enter into transactions with affiliates, make other distributions or payments on account of any redemption, retirement or purchase of any capital stock or pay certain other indebtedness. The New Senior Secured Notes Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the New Senior Secured Notes Indenture.

In connection with the Exchange Transactions, on November 6, 2024, the Company entered into a customary registration rights agreement with certain holders of the 2025 Convertible Notes, including Golden Harbor and North Sound Trading, LP ( (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission, within six months following the closing date of the Exchange Transactions, in order to effect a registration for the resale by such holders of the shares of common stock issued pursuant to the Exchange Transactions and any shares of Common Stock issuable upon exercise of the Exchange Warrants. The Registration Rights Agreement also provides such holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

As of the date hereof, affiliates of each of Golden Harbor and North Sound Partners may be deemed to beneficially own more than 5% of the Company’s outstanding common stock. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Golden Harbor. Brian Miller, another member of the Company’s Board of Directors, is the sole shareholder of NS Manager and, as such, may be deemed to be a beneficial owner of the securities held by North Sound Partners.

On July 1, 2024, the Company entered into a binding term sheet with an individual retirement account held by Christopher Lytle’s mother (the “Chris Lytle IRA”) to exchange $375,000 in face amount of 2025 Convertible Notes at a discounted price of $700 per $1,000 face value, for a combination of shares and warrants. On October 24, 2024, the Company entered into a Repurchase Agreement with the Chris Lytle IRA, reflecting the terms of the binding term sheet, pursuant to which the Company agreed to issue the Chris Lytle IRA 30,586 shares of Common Stock and Exchange Warrants exercisable to purchase up to 20,646 shares of Common Stock. Christopher Lytle was a member of the Board until September 2024.

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Interest Payments on 2025 Convertible Notes

In 2024, the Company made interest payments to Golden Harbor, North Sound Trading, L.P., and the Chris Lytle IRA in the amounts of $805,859, $1,830,252, and $12,052 respectively, pursuant to the 2025 Convertible Notes. In 2023, the Company made interest payments to Golden Harbor, North Sound Trading, L.P., and the Chris Lytle IRA in the amounts of $794,820, $1,805,180, and $12,188 respectively, pursuant to the 2025 Convertible Notes.

Participation Interests in Siena Loan Agreement

On May 2, 2023, (1) South Ocean and North Sound Ventures, LP (the “Participants”) collectively purchased a $4.0 million last-out subordinated participation interest (the “Participation Interest”) in the Company’s Loan and Security Agreement (the “Credit Agreement”) with Siena Lending, LLC (“Siena”) pursuant to a Participation Agreement between the Participants and Siena (the “Participation Agreement”). In connection with the purchase of the Participation Interest, the Company agreed to pay the Participants an exit fee upon the earlier of (a) the scheduled maturity date of the Credit Agreement, (b) the termination of Siena’s commitment to make revolving loans prior to the scheduled maturity date of the Credit Agreement, and (c) the early redemption of the Participants’ Participation Interest under the Participation Agreement (the earliest to occur of the foregoing, the “Exit Event”). The aggregate exit fee payable to the Participants is equal to (i) 7.5% of the Participation Interest, if the Exit Event occurs on or before December 31, 2023, (ii) 10.0% of the Participation interest, if the Exit Event occurs between January 1, 2024 and June 30, 2024 and (iii) 12.5% of the Participation Interest, if the Exit Events occurs after June 30, 2024.

On April 19, 2024, in connection with the termination of the Credit Agreement, the Company was required to pay exit fees of $300,000 to South Ocean and $100,000 to North Sound Ventures, LP as a result of the early redemption of the Participation Interest.

South Ocean is an affiliate of Golden Harbor and North Sound Ventures, LP is an affiliate of North Sound Management, Inc. As of the date hereof, affiliates of each of Golden Harbor and North Sound Management, Inc. hold in excess of 5% of the Company’s outstanding Common Stock. James Avery, a member of our Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of South Ocean. Brian Miller, another member of the Company’s Board of Directors, is the sole shareholder of NS Manager and, as such, may be deemed to be a beneficial owner of the securities held by North Sound Partners.

Review, Approval and Ratification of Transactions with Related Persons

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds $120,000; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions shall be disclosed in our applicable filings with the SEC as required under SEC rules.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The tables below provide information regarding the beneficial ownership of our common stock as of June 30, 2025 by: (i) each of our directors; (ii) each of our NEOs; (iii) all current directors and executive officers as a group; and (iv) each beneficial owner of more than five percent of our common stock.

Beneficial ownership is determined in accordance with SEC rules and regulations, and generally includes voting power or investment power with respect to securities held. Unless otherwise indicated and subject to applicable community property laws, we believe that each of the stockholders named in the table below has sole voting and investment power with respect to the shares shown as beneficially owned. Securities that may be beneficially acquired within 60 days after June 30, 2025 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person.

The address for directors and executive officers is 9710 Scranton Road, Suite 200, San Diego, California 92121. The tables below list the number and percentage of shares beneficially owned based on 15,042,827 shares of common stock outstanding as of June 30, 2025. The Company is not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of the Company.

Directors and Named Executive Officers

	Shares Owned	Right to Acquire	Total Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	(#)	(#)(1)	(#)	Percentage
Ashish Sharma	–	–	–	*
Steven Gatoff	–	61,979	61,979	*
Paul McClaskey	–	11,666	11,666	*
James B. Avery(2)	–	–	–	*
Philip Brace	105,585	28,205	133,790	*
Christopher Harland	37,180	–	37,180	*
Brian Miller(3)	2,088,768	1,129,531	3,218,299	19.9%
George Mulhern	–	–	–	*
Juho Sarvikas	10,000	–	–	*
Jeffrey Tuder	51,633	5,690	57,323	*
All current directors and executive officers as a group (eight persons)	2,187,851	1,208,866	3,396,447	20.9%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Represents shares of common stock that may be acquired pursuant to (a) stock options or warrants that are or will become exercisable within 60 days after June 30, 2025, and (b) restricted stock units that will vest within 60 days after June 30, 2025.
(2)	Does not include securities held by Braslyn, Ltd., Golden Harbor Ltd. or Tavistock Holdings, Inc., in which Mr. Avery disclaims beneficial ownership, which are reported in the table below under Five Percent Holders. Mr. Avery is obligated to transfer any shares issued pursuant to any equity awards made to him by the Company, or the economic benefits thereof, to Tavistock Holdings, Inc.
(3)	Includes securities held by North Sound Management, Inc. and North Sound Trading, LP, which are reported in the table below under Five Percent Holders.

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Five Percent Holders

The following table sets forth information regarding the number and percentage of shares of common stock held by all persons and entities known by us to beneficially own five percent or more of our outstanding common stock. The information regarding beneficial ownership of the persons and entities identified below is included in reliance on reports filed by the persons and entities with the SEC, except for modifications that are disclosed below and except that the percentage is based upon our calculations made in reliance upon the number of shares reported to be beneficially owned by such person or entity in such report and the number of shares of common stock outstanding on June 30, 2025.

			Total Shares of
			Common Stock
			Beneficially
	Shares Owned	Right to Acquire	Owned
Name and Address of Beneficial Owner	(#)	(#)	(#)	Percentage
Entities affiliated with Golden Harbor Ltd.(1)	2,145,337	918,913	3,064,251	19.2%
Cay House
EP Taylor Drive N7776
Lyford Cay
New Providence C5
Entities affiliated with North Sound Management, Inc.(2)	2,088,768	1,129,531	3,218,299	19.9%
c/o Edward E. Murphy
115 East Putnam Avenue
Greenwich, CT 06830

(1)	Based on a Schedule 13D/A filed by Golden Harbor Ltd. and Joe Lewis with the SEC on November 12, 2024 and information provided by the holder. Represents shares beneficially owned by Golden Harbor Ltd., Tavistock Holdings, Inc., South Ocean Funding, LLC and/or Braslyn Ltd., each of which is controlled by Joe Lewis. Total shares of common stock beneficially owned includes 465,385 shares issuable upon the exercise of Loan Warrants (as defined under “Transactions with Related Persons - Short-Term Loan Agreement and Exchange Transactions” below), 453,528 shares issuable upon the exercise of Exchange Warrants (as defined “Transactions with Related Persons - Short-Term Loan Agreement and Exchange Transactions” below).

(2)	Based on a Schedule 13D filed by North Sound Management, Inc., North Sound Trading, LP and Brian Miller with the SEC on November 14, 2024 and information provided by the holder. Represents shares beneficially owned by North Sound Management, Inc., North Sound Trading, LP, and Mr. Miller. Total shares of common stock beneficially owned includes 56,410 shares issuable upon the exercise of Loan Warrants, 1,089,835 shares issuable upon the exercise of Exchange Warrants, subject to exercise limitation provisions in the Exchange Warrants and Loan Warrants. North Sound Trading, LP (“NS Trading”) was formed in order to engage in the acquiring, holding and disposing of investments in various companies. North Sound Management, Inc. ("NS Manager") was formed to act as the general partner of NS Trading, to make investments through NS Trading and to fulfill such other purposes as may be determined by NS Manager and Mr. Brian Miller from time to time. Mr. Miller is the sole shareholder of NS Manager. Accordingly, NS Manager and Mr. Miller each may be deemed to be a beneficial owner of the common stock and warrants held by NS Trading.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Marcum LLP (“Marcum”) audited our consolidated financial statements for the fiscal year ended December 31, 2024. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ”) acquired the attest business of Marcum LLP (“Marcum”). Accordingly, on April 10, 2025, as a result of the acquisition, Marcum resigned as the named audit firm of the Company and, with the approval of the Company’s Audit Committee of the Board of Directors, CBIZ was engaged as the Company’s independent registered public accounting firm on the same date.

The Board is asking stockholders to ratify this appointment. Although SEC regulations require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders and considers a proposal for stockholders to ratify such appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue. In the event that our stockholders do not ratify the appointment, it will be considered as a direction to our Audit Committee to consider the selection of a different firm.

Representatives of CBIZ are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

Change in Auditors

As reported in our Current Report on Form 8-K filed with the SEC on April 10, 2025, Marcum resigned as our independent registered public accounting firm and CBIZ was engaged to serve as our independent registered public accounting firm for the year ending December 31, 2025, effective beginning with the review of our condensed consolidated financial statements for the quarter ended March 31, 2025. The engagement of CBIZ was approved by the Audit Committee. The services previously provided by Marcum are now being provided by CBIZ.

The reports of Marcum regarding our consolidated financial statements for the years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2024 and 2023, and through April 10, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with Marcum’s reports on our financial statements, and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for the material weaknesses in our internal control over financial reporting previously disclosed under Part II, Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2023.

Prior to engaging CBIZ, neither we nor anyone acting on our behalf consulted CBIZ regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report was provided to the Company or oral advice was provided that CBIZ concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

We provided Marcum with a copy of the disclosures above prior to its filing with the SEC and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on April 10, 2025.

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Audit Fees

Marcum LLP served as our independent registered public accounting firm for 2023 and 2024. The following table sets forth fees for services rendered by Marcum LLP for 2023 and 2024.

	2024	2023
Audit Fees(1)	860,050	$679,800
Audit-Related Fees(2)	–	86,520
Tax Fees	–	–
All Other Fees	–	–
Total	860,050	$766,320

(1)	Audit fees consist principally of fees for the audits of our annual consolidated financial statements and internal control over financial reporting, and review of our interim consolidated financial statements.
(2)	Audit-related fees consist primarily of fees for accounting consultations, comfort letters, consents and any other audit attestation services.

Pre-Approval Policies and Procedures

The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by our independent registered public accounting firm and establishes and pre-approves the aggregate fee level for these services. Any proposed services that would cause us to exceed the pre-approved aggregate fee amount must be pre-approved by the Audit Committee. All audit and non-audit services for 2024 and 2023 were pre-approved by the Audit Committee.

Recommendation and Vote Required

Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares of our outstanding common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of CBIZ. Abstentions will have the same effect as votes AGAINST this proposal. The ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, is considered a routine matter under applicable rules. A broker, dealer, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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PROPOSAL 3: Advisory Vote to Approve the Compensation of our Named Executive Officers

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this Proxy Statement.

In making decisions with respect to compensation for our executive officers, the Compensation Committee is guided by a pay-for-performance philosophy. The Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should vary with achievement of the Company’s annual and long-term financial, operational and strategic goals. In designing the compensation program for our executive officers, the Compensation Committee seeks to achieve the following key objectives:

Motivate Executives. The compensation program should encourage our executive officers to achieve the Company’s annual and long-term goals.

Align Interests with Stockholders. The compensation program should align the interests of our executive officers with those of our stockholders, promoting actions that will have a positive impact on total stockholder return over the long term.

Attract and Retain Talented Executives. The compensation program should provide each executive officer with a total compensation opportunity that is market competitive. This objective is intended to ensure that we are able to attract and retain qualified executives while maintaining an appropriate cost structure for the Company.

We believe our executive compensation is structured in the manner that best serves the interests of the Company and its stockholders.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Inseego Corp. (the “Company”) approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.”

Effect of Proposal

The result of the say-on-pay vote is non-binding on us and our Board and Compensation Committee. As a result, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interest of the Company. No determination has been made as to what action, if any, would be taken if our stockholders fail to approve our executive compensation. However, our Board and Compensation Committee value the opinions of stockholders and will carefully consider the result of the say-on-pay vote. We currently conduct say-on-pay votes on an annual basis.

Recommendation and Vote Required

Assuming that a quorum is present, approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our outstanding common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes FOR this proposal, they have the same effect as votes AGAINST this proposal. Broker non-votes will not have any effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s implementation of the Company’s financial reporting process. The Audit Committee Charter can be viewed on the Company’s website at investor.inseego.com under “Governance” and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 with the Company’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States.

The Audit Committee met with the independent registered public accounting firm and discussed the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management; received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

AUDIT COMMITTEE

Jeffrey Tuder, Chair

James B. Avery

Christopher Harland

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

STOCKHOLDER PROPOSALS

Stockholder Proposals for Inclusion in 2026 Proxy Statement. In order to be included in our proxy materials for our 2026 annual meeting of stockholders, a stockholder proposal or information about a proposed director candidate must be timely received in writing by the Company at Inseego Corp., Attention: Secretary, 9710 Scranton Road, Suite 200, San Diego, California 92121, by March 31, 2026, and otherwise comply with all requirements of the SEC, the General Corporation Law of Delaware and the Bylaws.

Stockholder Proposals to be presented at the 2026 Annual Meeting of Stockholders. If you do not wish to submit a proposal or information about a proposed director candidate for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2026 annual meeting of stockholders, you must give timely written notice of the proposal to our Secretary. To be timely, the notice must be received no earlier than May 13, 2026 and no later than the close of business on June 12, 2026. The notice must describe the stockholder proposal in reasonable detail and provide certain other information required by our Bylaws, a copy of which is available upon request from our Secretary at the above address.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and anyone holding 10% or more of a registered class of our equity securities to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports we received, we believe that during 2024 all its reporting persons filed such reports on a timely basis.

ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Inseego Corp., 9710 Scranton Road, Suite 200, San Diego, California 92121, Attention: Corporate Secretary.

MISCELLANEOUS AND OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES ONLINE, BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THESE MATERIALS, BY SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

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2 2 B V F o r W ithhold Proposals — The Board of Directors recommends a vote FOR the nominees listed, FOR Proposals 2 and 3. A 04 6 7 G A 2. Ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Approve, in an advisory vote, the compensation paid to the Company’s named executive officers, as presented in the proxy statement. 1. Elect two directors to serve until the 2028 Annual Meeting of Stockholders. For Withhold 01 - Brian Miller 02 - George Mulhern For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. □ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. □ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by September 9, 2025, at 11:59 P.M., Pacific Time. Online Go to www.investorvote.com/INSG or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1 - 800 - 652 - VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/INSG Inseego Corp. 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — September 10 , 2025 Steven Gatoff and Kurt Scheuerman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Inseego Corp . to be held on September 10 , 2025 or at any postponement or adjournment thereof . Shares represented by this proxy will be voted as directed herein or, if not otherwise indicated, the Proxies will have authority to vote FOR the director nominees in Proposal 1 , FOR Proposals 2 and 3 . In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting . (Items to be voted appear on reverse side) Non - Voting Items C □ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. □ Change of Address — Please print new address below. Comments — Please print your comments below. 2025 Annual Meeting of Inseego Corp. Stockholders The 2025 Annual Meeting of Stockholders of Inseego Corp., will be held on Wednesday, September 10, 2025, at 10:00 A.M. Pacific Time at 9710 Scranton Road, Suite 200, San Diego, CA 92121